Exhibit 3.2

AMENDED AND RESTATED BYLAWS
of

VANGUARD HEALTH SYSTEMS, INC.
(a Delaware corporation)
ARTICLE I
OFFICES
Section 1.1    Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.
Section 1.2    Other Offices. The Corporation may also have offices in such other places within or without the State of Delaware as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    Annual Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.3 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). Stockholders may act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could have been elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. If the Board of Directors fails to determine the time, date and place for the annual meeting and the stockholders have not elected directors by written consent as permitted by law, the annual meeting shall be held, beginning in the year after the date of incorporation, at the principal office of the Corporation at 10 a.m. on the last Friday in March of each year.
Section 2.2    Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, the President or by resolution of the Board of Directors and shall be called by the President or Secretary upon the written request of holders of not less than 10% in voting power of the outstanding stock entitled to vote at the meeting. Notice of each special meeting shall be given in accordance with Section 2.4 of these Bylaws. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Section 2.3    Meetings by Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(a)    participate in a meeting of stockholders; and
(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that
(i)    the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(ii)    the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii)    if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.4    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice or electronic transmission, in the manner provided in Section 232 of the General Corporation Law of the State of Delaware, of notice of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically to each stockholder of record entitled to vote thereat. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice shall be given not less than 10 days nor more than 60 days before the date of any such meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Section 2.5    Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority in voting power of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.10 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Section 2.6    Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast. Unless determined by the Chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.
Section 2.7    Proxy Representation. Any stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
Section 2.8    Organization.
(a)    The Chairman of the Board of Directors, if one is elected, or, in his or her absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.
(b)    The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.
Section 2.9    Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.10    Adjournment. At any meeting of stockholders of the Corporation, whether or not a quorum is present, a majority in voting power of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.
Section 2.11    Consent of Stockholders in Lieu of Meeting.
(a)    Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
(b)    Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 2.11. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of these Bylaws to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided by law.
(c)    Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.
Section 2.12    List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.12 or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
BOARD OF DIRECTORS
Section 3.1    Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws.
Section 3.2    Number and Term. The number of directors of the Corporation shall be no less than one nor more than ten, the exact number to be determined from time to time by resolution adopted by affirmative vote of a majority of the directors then in office. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year or until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Directors need not be stockholders.
Section 3.3    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Board of Directors, the Chairman of the Board of Directors, the President or Secretary, as the case may be. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.4    Removal. Any director or the entire Board of Directors may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority in voting power of the outstanding shares then entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose or by written consent as permitted by law.
Section 3.5    Newly Created Directorships and Vacancies. Unless otherwise provided by law or in the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.
Section 3.6    Meetings.
(a)    The initial directors shall hold their first meeting to organize the Corporation, elect officers and transact any other business that may properly come before the meeting. An annual meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

(b)    Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by written or electronic transmission of consent of a resolution of the directors.
(c)    Special meetings of the Board of Directors shall be called by the President or by the Secretary on the written or electronic transmission of such request of a majority of the Board of Directors and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.
Section 3.7    Notice of Meetings. Except as provided by law, notice of regular meetings need not be given. Notice of the time and place of any special meeting shall be given to each director by the Secretary. Notice of each such meeting shall be given to each director, if by mail, addressed to such director as his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. The notice of any meeting need not specify the purpose thereof.
Section 3.8    Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned. References in this Section 3.8 to a majority of directors shall refer to a majority of votes of directors.
Section 3.9    Committees. The Board of Directors may, by resolution, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.
Section 3.10    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
Section 3.11    Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. In addition, as determined by the Board of Directors, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. A director may also serve the Corporation in other capacities and receive compensation therefor.
Section 3.12    Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.
ARTICLE IV
OFFICERS
Section 4.1    Number. The officers of the Corporation shall include a President and a Secretary, both of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman of the Board of Directors, one or more Vice Presidents, including an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board of Directors. Any number of offices may be held by the same person.
Section 4.2    Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.
Section 4.3    Chairman. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chairman of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
Section 4.4    President. The President shall be the Chief Executive Officer of the Corporation. He or she shall exercise such duties as customarily pertain to the office of President and Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He or she shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws. In the absence, disability or refusal of the Chairman of the Board of Directors to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.
Section 4.5    Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the President or the Board of Directors.
Section 4.6    Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors. He or she shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He or she shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He or she shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.
Section 4.7    Secretary. The Secretary shall be the Chief Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.
Section 4.8    Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition,

Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.
Section 4.9    Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the President or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.
Section 4.10    Contracts and Other Documents. The President or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
Section 4.11    Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (subject to any employment agreements that may then be in effect between the Corporation and the relevant officer). None of such officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.
Section 4.12    Ownership of Stock of Another Corporation. Unless otherwise directed by the Board of Directors, the President or the Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.
Section 4.13    Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.
Section 4.14    Resignation and Removal. Any officer may resign at any time in the same manner prescribed under Section 3.3 of these Bylaws. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors.
Section 4.15    Vacancies. The Board of Directors shall have power to fill vacancies occurring in any office.
ARTICLE V
STOCK

Section 5.1    Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
Section 5.2    Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender and delivery to the Corporation of the certificate representing such shares and a duly executed instrument authorizing transfer of such shares, if certificated, or delivery of a duly executed instrument authorizing transfer of such shares, if uncertificated, to the person in charge of the stock and transfer books and ledgers. If certificated, such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
Section 5.3    Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.
Section 5.4    List of Stockholders Entitled To Vote. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 219 of the DGCL or to vote in person or by proxy at any meeting of stockholders.
Section 5.5    Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the DGCL or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.
Section 5.6    Fixing Date for Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, and to any postponement of a meeting that is a date not more than 60 days after the records date; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 2.11, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which records date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.7    Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. Except as otherwise required by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI
INDEMNIFICATION
Section 6.1    Indemnification Respecting Third Party Claims.
(a)    Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VI any person (a “Covered Person”) who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such Covered Person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such Covered Person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6.6 of this Article VI; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce his or her rights under this Article VI.
(b)    Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 6.1.
Section 6.2    Indemnification Respecting Derivative Claims.
(a)    Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VI any Covered Person who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection with such action or suit if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Covered Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6.6 of this Article VI; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce his or her rights under this Article VI.
(b)    Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 6.2.
Section 6.3    Determination of Entitlement to Indemnification. Any indemnification to be provided under Section 6.1 or 6.2 of this Article VI (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such Covered Person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in accordance with any applicable procedures authorized by the Board of Directors and in accordance with the DGCL. In the event a request for indemnification is made after final disposition of the proceeding in question by any Covered Person referred to in paragraph (a) of Section 6.1 or 6.2 of this Article VI, the Corporation shall use its best efforts to cause such determination to be made not later than ninety (90) days after such request is made.
Section 6.4    Right to Indemnification in Certain Circumstances.
(a)    Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article VI, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (a) or (b) of Section 6.1 or 6.2 of this Article VI, or in defense of any claim, issue or matter therein, or in any action, suit or proceeding brought by the director or officer to enforce rights to indemnification or advancement of expenses and costs granted pursuant to this Article VI, such Covered Person shall, to the fullest extent permitted by law, be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection therewith.
(b)    Indemnification for Service As a Witness. To the extent any Covered Person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her service as a director or officer of the Corporation or his or her service as a Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or officer of the Corporation (assuming such Covered Person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity), but excluding service as a witness in an action or suit commenced by such person (unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman or the Chief Executive Officer of the Corporation), the Corporation shall, to the fullest extent permitted by law, indemnify such Covered Person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such Covered Person in connection therewith and shall use its best efforts to provide such indemnity within forty-five (45) days after receipt by the Corporation from such Covered Person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article VI to compensate such Covered Person for such Covered Person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.
Section 6.5    Advances of Expenses.
(a)    Advances to Directors and Officers. To the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements and court costs) and costs incurred by any Covered Person referred to in paragraph (a) of Section 6.1 or 6.2 of this Article VI in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article VI.
(b)    Advances to Employees and Agents. To the fullest extent not prohibited by applicable law, expenses and costs incurred by any person referred to in paragraph (b) of Section 6.1 or 6.2 of this Article VI in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article VI.
Section 6.6    Indemnification Not Exclusive.
(a)    The provision of indemnification to or the advancement of expenses and costs to any Covered Person under this Article VI, or the entitlement of any Covered Person to indemnification or advancement of expenses and costs under this Article VI, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such Covered Person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any Covered Person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Covered Person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
(b)    Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the Covered Person as a director of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VI, irrespective of any right of recovery the Covered Person may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the Covered Person may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the Covered Person in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person against the Corporation, and the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 6.6(b) of Article VI, entitled to enforce this Section 6.6(b) of Article VI.
For purposes of this Section 6.6(b) of Article VI, the following terms shall have the following meanings:
(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Covered Person has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom a Covered Person may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.
(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.
Section 6.7    Corporate Obligations; Reliance.
(a)    The rights granted pursuant to the provisions of this Article VI shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article VI without giving notice thereof to the Corporation.
(b)    Without the consent of any affected Covered Person, the Corporation shall not, in connection with the settlement or resolution of any claim alleged against it in any action, suit or proceeding, seek or consent to entry of an order that releases, bars or otherwise affects the rights of indemnification and advancement of expenses provided in this Article VI.
Section 6.8    Amendment or Repeal. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omissions occurring prior to the time of such repeal or modification.
Section 6.9    Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article VI shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article VI. The right of any Covered Person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article VI shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such Covered Person.
Section 6.10    Insurance. The Corporation is authorized to purchase and shall maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article VI or applicable law.
Section 6.11    Definitions of Certain Terms. For purposes of this Article VI, (i) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a Subsidiary Officer of any Affiliated Entity shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or as a Subsidiary Officer of any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (iv) a Covered Person who acted in good faith and in a manner such Covered Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article VI.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.
Section 7.2    Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 7.3    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 7.4    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.
Section 7.5    Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 7.6    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 7.7    Inconsistent Provisions; Changes in Delaware Law. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation,

the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the DGCL referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded.